Exhibit 99.1
                           [GRAPHIC OMITTED] CNL
                                              Hospitality Properties, Inc.


                                              CNL Center at City Commons
                                              450 South Orange Avenue
                                              Orlando, Florida 32801-3336
                                              tel (407) 650-1151  (800) 522-3863
                                              fax (407) 650-1085
                                              www.cnlonline.com
News Release

For information contact:
Lauren Harris                 Paul Williams
Vice President of Marketing   Sr. Vice President of Corporate
(407) 650-1205                Strategy & Capital Markets, Treasurer
                              (407) 650-3620
                                                           For Immediate Release
                                                           ---------------------
                                                           July 30, 2004


CNL HOSPITALITY PROPERTIES, INC. DIRECTORS ELECTED, COMPANY-SPONSORED PROPOSALS
                         ADOPTED AT 2004 ANNUAL MEETING;
            COMPANY NAME TO BE CHANGED TO CNL HOTELS & RESORTS, INC.


ORLANDO, FL - CNL Hospitality Properties, Inc. ("CNL"), an Orlando-based real estate investment trust ("REIT"), today announced preliminary results from the company's 2004 annual meeting of shareholders. The company reported that the following previously announced proposals described in its Proxy Statement to Stockholders dated June 30, 2004 were approved:

     o Proposal 1 - Election of Directors - The board was increased from six to nine members, and all director nominees were elected, receiving in excess of 187 million votes or approximately 98 percent of shares voted.

     o Proposal 2 - Merger with CNL Hospitality Corp. - Approved with approximately 184 million votes or about 96 percent of the shares voted.

     o Proposal 3 - Increase in Authorized Shares - Approved with approximately 180 million votes or about 94 percent of the shares voted.

     o Proposal 4 - Majority Vote Charter Amendment - Approved with approximately 184 million votes or about 96 percent of the shares voted.

     o Proposal 6 - Reverse Stock Split - Approved with approximately 178 million votes, or about 93 percent of the shares voted. The reverse stock split will be effective following the close of business Monday, August 2, 2004, for shareholders of record on that date.

     o Proposal 7 - 2004 Long-Term Incentive Plan - Approved with approximately 178 million votes or about 93 percent of the shares voted.

Further, at the annual meeting, the following proposal did not, at this time, receive a sufficient vote:

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CNL HOSPITALITY PROPERTIES, INC. DIRECTORS ELECTED, PAGE 2



     o Proposal 5 - An amendment to CNL's charter and bylaws which requires the affirmative vote of the holders of at least two-thirds of CNL's outstanding common shares to modify certain other provisions to reflect that CNL has become self-advised and to conform more closely to the articles of incorporation of other listed REITs. With respect to this proposal, CNL's Board of Directors has noted that, of the votes cast to date, a significant percentage was voted in favor of the proposal.

The shareholders approved the adjournment of the annual meeting with respect to Proposal 5 for the purpose of soliciting additional proxies with respect to Proposal 5 for which a two-thirds vote has not yet been received. With respect to this proposal, the annual meeting has been adjourned until August 27, 2004 at 3:00 p.m.

The three new independent directors joining the CNL board are:

     o James Douglas Holladay: Mr. Holladay has served as general partner of two firms: Thornton Group, LLC from 1996 to 2002, which invests in start-up business ventures and advises public and private companies, and since 1998, he has also served as general partner of Park Avenue Equity Partners, LP, a private equity fund that makes investments in operating companies. Mr. Holladay is a director of Sunrise Senior Living, Inc. He was a senior officer with Goldman Sachs & Co., and previously held senior positions of responsibility in both the White House and the Department of State. Mr. Holladay has served as an advisor or board member to numerous private and public organizations, including Morehouse College, Harvard University, Heidrick & Struggles, Hughes Supply and United Way International.

     o Jack F. Kemp: Mr. Kemp is the co-founder and current co-director of Empower America, a public policy and advocacy organization. In 1996 he received the Republican Party's nomination for Vice President under presidential candidate Bob Dole. Mr. Kemp served as Secretary of Housing and Urban Development from 1990 to 1993, and as a U.S. Representative for western New York from 1971 to 1989. Before his election to Congress, Mr. Kemp played 13 years as a professional football quarterback and co-founded the American Football League Players Association.

     o Dianna F. Morgan: Ms. Morgan had a 30-year career with Walt Disney World Company, most recently serving as senior vice president of Public Affairs from 1993 to 2001, where she was responsible for government, community and media relations, as well as the Disney Institute. She was appointed by Governor Jeb Bush to the University of Florida Board of Trustees and previously served as a member of the Orange County Tourist Development Commission, the Florida Tourism Commission and Enterprise Florida.

"We are very pleased to welcome our three new independent directors, who bring a depth of experience and dedication to corporate governance that will enhance an already strong slate of directors," said James M. Seneff, Jr., chairman of the board of CNL Hospitality Properties, Inc.

In addition, as part of the approved charter amendments, our shareholders approved changing the name of CNL Hospitality Properties, Inc. to CNL Hotels & Resorts, Inc. "We have chosen the name CNL Hotels & Resorts, Inc. because we believe it is a more descriptive alignment of our investment strategy and the types of properties we own," said Thomas J. Hutchison III, chief executive officer of CNL Hospitality Properties, Inc.


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CNL HOSPITALITY PROPERTIES, INC. DIRECTORS ELECTED, PAGE 3



ABOUT CNL HOSPITALITY PROPERTIES

CNL Hospitality Properties, Inc., to be renamed CNL Hotels & Resorts, Inc., is the nation's second largest hotel REIT. The company owns and manages one of the most distinctive portfolios in the lodging industry. With a focus on distinctive luxury and upper upscale hotels and resorts, the $6 billion portfolio includes more than 130 hotels and resorts across North America that operate under both independent and corporate brands such as Marriott, Hilton and Hyatt.

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Safe Harbor Statement Under The Private Securities Litigation Reform Act Of 1995
--------------------------------------------------------------------------------
Certain statements and information included in this release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about future events. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied in such forward-looking statements. The
Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Although the Company believes its current expectations are based upon reasonable assumptions, the Company can give no assurance that expectations will be attained or that actual results will not differ materially.